THE SCOTTS COMPANY

               Computation of Net Income Per Common Share
                           Primary (Unaudited)
             (Dollars in thousands except per share amounts)


                        For the Six Months Ended    For the Three Months Ended
                        April 2        April 1      April 2            April 1
                         1994           1995         1994               1995

Net income for computing
  net income per common
  share:

Net income             $ 11,456       $ 11,677     $ 13,013          $ 14,815

Net income per common
   share:

Net income per common
   share               $    .61       $    .62     $    .69          $    .79

                       Computation of Weighted Average Number
                      of Common Shares Outstanding (Unaudited)

                        For the Six Months Ended    For the Three Months Ended
                        April 2        April 1      April 2           April 1
                         1994           1995         1994              1995

Weighted average common shares
   outstanding during the
   period              18,659,472    18,667,064     18,658,999      18,667,064

Effect of options outstanding
   based upon the Treasury
   Stock Method:

  Performance shares      102,484                       84,961

  January 1992 - 136,364
    at $9.90               73,326        68,495         71,598          64,097
  June 1992 - 15,000
    at $16.25               2,245          -             1,896            -
  November 1992 - 522,175
    at $16.25              21,540        44,127         18,184          13,156
  December 1992 - 300,000
    at $18.00              17,425          -             9,678            -
  March 1993 - 24,000
    at $18.25               1,080          -               452            -
  October 1993 - 247,170
    at $17.25              12,649         6,963          9,432            -
  October 1994 - 254,420
    at $18.25                -           32,250           -             17,857
  January 1995 - 18,000
    at $16.50                -            1,268           -                184

Weighted average common shares
  outstanding during the period for
  computing net income per
  common share         18,890,221    18,820,167      18,855,200     18,762,358

Fully diluted weighted average shares outstanding were not materially different than primary weighted average shares outstanding for the periods presented.